Exhibit 99.1

Intrexon to Acquire Trans Ova Genetics

Trans Ova Platform Combined with Intrexon’s Technologies to Advance Cattle Genetics

SIOUX CENTER, IA and GERMANTOWN, MD, July 1, 2014 - Intrexon Corporation (NYSE: XON), a leader in synthetic biology, today announced it has entered into a definitive agreement to acquire Trans Ova Genetics, L.C., an industry-leading provider of bovine reproductive technologies. Trans Ova’s dedication and strong commitment to its customers, which has sustained its outstanding reputation within its industry, will continue unabated. Trans Ova will become a wholly owned subsidiary of Intrexon under the leadership of David Faber, D.V.M., President, and his current management team.

Over the past 5 years, Trans Ova has doubled its revenues and become the largest producer and supplier of bovine embryos in the United States. Intrexon and Trans Ova intend to build upon Trans Ova’s current platform with new capabilities to allow for even higher levels of delivered value to dairy and beef cattle producers. Both companies share a common goal to develop safe, cost-effective and sustainable solutions for growing worldwide food needs, and this transaction strengthens their ability to achieve that objective with a keen focus on global expansion.

According to the Food and Agricultural Organization of the United Nations (FAO), global demand for animal protein will double by 2040 driven by population growth and changing consumption patterns. FAO estimates that in 2010 the worldwide production value of cow milk was $180 billion and for indigenous cattle meat it was $172 billion. From those 2010 levels FAO projects global consumption of beef and dairy products will increase 158 percent by 2050, based on population expansion above 9 billion people.

“Intrexon’s mission is consistent with our own as we have sought to enable efficient, high-quality food production that supports the necessities of a growing global population in a sustainable way,” said Dr. Faber. “We believe our advanced bovine reproductive technologies, including embryo transfer and in vitro fertilization, integrated with Intrexon’s capabilities, are well-suited to provide multiple solutions for further advancing food animal genetics.”

Thomas R. Kasser, Ph.D., Senior Vice President and Head of Intrexon’s Food Sector, spoke of the integration of these technology platforms. “Trans Ova’s commitment to advancing superior bovine genetics sets the mark for excellence in animal breeding. We believe the combined power of our technologies creates a valuable asset in moving the science forward in bovine improvement and enabling globalization of animal genetics. With the additional utilization of OvaXon’s animal fertility platform, we aim to expand our food animal applications to provide innovative solutions to address global food supply needs.”

The acquisition of Trans Ova will also broaden Intrexon’s reach in animal health and productivity. In December 2013, Intrexon and OvaScience (NASDAQ: OVAS), a life sciences company focused on the discovery, development and commercialization of new treatments for infertility, established a joint venture called OvaXon to create new applications for reproductive technologies to improve human and animal health. In connection with the proposed transaction, OvaXon which is developing applications to advance animal breeding, will license its technology to Trans Ova.

Arthur Tzianabos, Ph.D., Program Manager of OvaXon and Chief Scientific Officer of OvaScience, commented, “There is a natural synergy between Trans Ova’s industry-leading bovine reproductive capabilities, our pioneering fertility technologies, and Intrexon’s biological engineering tools and expertise. Together these platforms have the potential to enable the next-generation of reproductive technologies for food animals.”

Pursuant to the definitive agreement between Intrexon and Trans Ova, Trans Ova stockholders will receive approximately $60 million in upfront cash, $30 million in Intrexon common stock, and deferred payments of up to $20 million. Trans Ova generated revenues of $63.3 million and net income of $4.87 million in FY2013. Consummation of the transaction, anticipated in the 3rd quarter, is subject to customary closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

About Trans Ova Genetics

Trans Ova Genetics provides industry-leading reproductive technologies and expertise to cattle breeders through a unique professional services team that works closely with clients to understand their breeding goals, and ultimately help clients advance and extend superior genetics. Trans Ova Genetics understands the process that will help multiply a herd’s genetic success. Internationally recognized as a source of superior animal husbandry and reproductive expertise, Trans Ova Genetics offers an integrated system of regional centers, satellite stations and on-farm application of reproductive technologies.

About Intrexon Corporation

Intrexon Corporation (NYSE: XON) is a leader in synthetic biology focused on collaborating with companies in Health, Consumer, Food, Energy, and Environment Sectors to create biologically-based products that improve the quality of life and the health of the planet. Through the company’s proprietary UltraVector® platform and suite of technologies, Intrexon provides its partners with industrial-scale design and development of complex biological systems. The UltraVector® platform delivers unprecedented control over the quality, function, and performance of living cells. We call our synthetic biology approach and integrated technologies Better DNA®, and we invite you to discover more at www.DNA.com.

Trademarks

Intrexon, UltraVector, and Better DNA are trademarks of Intrexon and/or its affiliates. Other names may be trademarks of their respective owners.

Safe Harbor Statement

Some of the statements made in this press release are forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon Intrexon’s current expectations and projections about future events and generally relate to Intrexon’s plans, objectives and expectations for the development of Intrexon’s business. Although management believes that the plans and objectives reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties and actual future results may be materially different from the plans, objectives and expectations expressed in this press release. These risks and uncertainties include, but are not limited to, (i) Intrexon’s current and future ECCs and joint ventures; (ii) developments concerning Intrexon’s collaborators; (iii) Intrexon’s ability to successfully enter new markets or develop additional products, whether with its collaborators or independently; (iv) competition from existing technologies and products or new technologies and products that may emerge; (v) actual or anticipated variations in Intrexon’s operating results; (vi) actual or anticipated fluctuations in Intrexon’s competitors’ or its collaborators’ operating results or changes in their respective growth rates; (vii) Intrexon’s cash position; (viii) market conditions in Intrexon’s industry; (ix) Intrexon’s ability, and the ability of its collaborators, to protect Intrexon’s intellectual property and other proprietary rights and technologies; (x) Intrexon’s ability, and the ability of its collaborators, to adapt to changes in laws or regulations and policies; (xi) the ability of Intrexon’s collaborators to secure any necessary regulatory approvals to commercialize any products developed under the ECCs; (xii) the rate and degree of market acceptance of any products developed by a collaborator under an ECC; (xiii) Intrexon’s ability to retain and recruit key personnel; (xiv) Intrexon’s expectations related to the use of proceeds from its initial public offering; (xv) Intrexon’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; (xvi) Intrexon’s expectations relating to AquaBounty, and (xvii) the risk that the transaction may not close. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Intrexon’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Intrexon’s Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form10-Q for the period ended March 31, 2014, as well as discussions of potential risks, uncertainties, and other important factors in Intrexon’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Intrexon undertakes no duty to update this information unless required by law.

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For more information contact:

Trans Ova Genetics Contact:

Media Contact:

Sara Kober

Trans Ova Genetics

1-800-999-3586

Intrexon Corporation Contacts:

Corporate Contact:

Marie Rossi, Ph.D.

Senior Manager, Technical Communications

Tel: +1 (301) 556-9850

publicrelations@intrexon.com

Investor Contact:

Christopher Basta

Vice President, Investor Relations

Tel: +1 (561) 410-7052

Investors@intrexon.com